Exhibit 99.1

STATE STREET CORPORATION

Press Release Addendum
December 31, 2006

Table of Contents

Page
Financial Highlights	2

Selected Financial Information

Quarters and years ended December 31, 2006 and 2005	3

Quarters ended December 31, 2006 and September 30, 2006	4

Consolidated Statement of Condition	5

These financial schedules should be used in conjunction with State Street’s quarterly earnings press release.

STATE STREET CORPORATION
Press Release Addendum

Financial Highlights
December 31, 2006

	Quarters Ended			% Change
				Q4	Q4
(Dollars in millions, except per share amounts	December 31,	September 30,	December 31,	vs.	vs.
or where otherwise noted)	2006	2006	2005	Q3	Q4

Total Revenue	$1,622	$1,515	$1,416	7%	15%
Total Expenses	1,178	1,090	1,039	8	13
Income Tax Expense	135	147	128	(8)	5
Net Income	309	278	249	11	24

Diluted Earnings Per Share	$.91	$.83	$.74	10	23
Closing Price Per Share of Common Stock	$67.44	$62.40	$55.44

Cash Dividends Declared Per Share	.21	.20	.19

Return on Equity	16.9%	16.4%	15.9%

Assets Under Custody (AUC) (in trillions)	$11.85	$11.27	$10.12
Assets Under Management (AUM) (in trillions)	1.75	1.63	1.44

	Years Ended		% Change
			2006
	December 31,	December 31,	vs.
(Dollars in millions, except per share amounts)	2006	2005	2005

Total Revenue	$6,311	$5,473	15%
Total Expenses	4,540	4,041	12
Income Tax Expense	675	487	39
Income from Continuing Operations	1,096	945	16
Income (Loss) from Discontinued Operations	10	(107)
Net Income	1,106	838

Diluted Earnings (Loss) Per Share:
From Continuing Operations	$3.26	$2.82	16
From Discontinued Operations	.03	(.32)
Net Income	3.29	2.50

Cash Dividends Declared Per Share	$.80	$.72	11

Return on Equity from Continuing Operations	16.2%	15.3%
Return on Equity	16.4	13.6

STATE STREET CORPORATION
Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters and years ended December 31, 2006 and December 31, 2005

	Quarters Ended			Years Ended
(Dollars in millions, except per share amounts)	December 31, 2006	December 31, 2005	% Change	December 31, 2006	December 31, 2005	% Change
Fee Revenue:
Servicing fees	$698	$637	10%	$2,723	$2,474	10%
Management fees	253	213	19	943	751	26
Trading services	203	182	12	862	694	24
Securities finance	90	73	23	386	330	17
Processing fees and other	61	71	(14)	272	302	(10)
Total fee revenue	1,305	1,176	11	5,186	4,551	14

Net Interest Revenue:
Interest revenue	1,226	861	42	4,324	2,930	48
Interest expense	910	619	47	3,214	2,023	59
Net interest revenue(1)	316	242	31	1,110	907	22
Provision for loan losses	—	—		—	—
Net interest revenue after provision for loan losses	316	242	31	1,110	907	22
Gains (Losses) on sales of available-for-sale investment securities, net	1	(2)		15	(1)
Gain on sale of Private Asset Management business	—	—		—	16
Total revenue	1,622	1,416	15	6,311	5,473	15

Operating Expenses:
Salaries and employee benefits	694	589	18	2,652	2,231	19
Information systems and communications	119	122	(2)	501	486	3
Transaction processing services	121	118	3	496	449	10
Occupancy	94	89	6	373	391	(5)
Other	150	121	24	518	484	7
Total operating expenses	1,178	1,039	13	4,540	4,041	12
Income from continuing operations before income tax expense	444	377	18	1,771	1,432	24
Income tax expense from continuing operations	135	128		675	487
Income from continuing operations	309	249	24	1,096	945	16
Income (Loss) from discontinued operations before income tax expense	—	—		16	(165)
Income tax expense (benefit) from discontinued operations	—	—		6	(58)
Income (Loss) from discontinued operations	—	—		10	(107)
Net income	$309	$249		$1,106	$838

Earnings Per Share From Continuing Operations:
Basic	$.93	$.75	24	$3.31	$2.86	16
Diluted	.91	.74	23	$3.26	2.82	16

Earnings (Loss) Per Share From Discontinued Operations:
Basic	$—	$—		$.03	$(.33)
Diluted	—	—		.03	(.32)

Earnings Per Share:
Basic	$.93	$.75		$3.34	$2.53
Diluted	.91	.74		3.29	2.50

Average Shares Outstanding (in thousands):
Basic	331,421	330,689		331,350	330,361
Diluted	337,429	337,061		335,732	334,646

Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1)             Net interest revenue on a fully taxable-equivalent basis was $328 million and $253 million for the three months ended December 31, 2006 and 2005, respectively, and $1.16 billion and $949 million for the years ended December 31, 2006 and 2005, respectively.

STATE STREET CORPORATION
Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters ended December 31, 2006 and September 30, 2006

	Quarters Ended
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2006	2006	% Change

Fee Revenue:
Servicing fees	$698	$685	2%
Management fees	253	238	6
Trading services	203	171	19
Securities finance	90	87	3
Processing fees and other	61	65	(6)
Total fee revenue	1,305	1,246	5

Net Interest Revenue:
Interest revenue	1,226	1,103	11
Interest expense	910	837	9
Net interest revenue(1)	316	266	19
Provision for loan losses	—	—
Net interest revenue after provision for loan losses	316	266	19

Gains on sales of available-for-sale investment securities, net	1	3
Total revenue	1,622	1,515	7

Operating Expenses:
Salaries and employee benefits	694	639	9
Information systems and communications	119	121	(2)
Transaction processing services	121	121	—
Occupancy	94	91	3
Other	150	118	27
Total operating expenses	1,178	1,090	8
Income before income tax expense	444	425	4
Income tax expense	135	147
Net income	$309	$278	11

Earnings Per Share:
Basic	$.93	$.84	11
Diluted	.91	.83	10

Average Shares Outstanding (in thousands):
Basic	331,421	330,440
Diluted	337,429	335,513

Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1)             Net interest revenue on a fully taxable-equivalent basis was $328 million and $275 million for the three months ended   December 31, 2006 and September 30, 2006.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	December 31,	December 31,
(Dollars in millions, except per share amounts)	2006	2005
Assets
Cash and due from banks	$2,368	$2,684
Interest-bearing deposits with banks	5,236	11,275
Securities purchased under resale agreements	14,678	8,679
Trading account assets	785	764
Investment securities available for sale	60,445	54,979
Investment securities held to maturity	4,547	4,891
Loans and leases (net of allowance of $18)	8,928	6,464
Premises and equipment	1,560	1,453
Accrued income receivable	1,617	1,364
Goodwill	1,384	1,337
Other intangible assets	434	459
Other assets	5,371	3,619
Total assets	$107,353	$97,968

Liabilities
Deposits:
Noninterest-bearing	$10,194	$9,402
Interest-bearing — U.S.	1,272	2,379
Interest-bearing — Non-U.S.	54,180	47,865
Total deposits	65,646	59,646

Securities sold under repurchase agreements	19,147	20,895
Federal funds purchased	2,147	1,204
Other short-term borrowings	2,835	1,219
Accrued taxes and other expenses	3,143	2,632
Other liabilities	4,567	3,346
Long-term debt	2,616	2,659
Total liabilities	100,101	91,601

Shareholders’ Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 500,000,000 shares; issued 337,126,000 and 337,126,000 shares	337	337
Surplus	399	266
Retained earnings	7,030	6,189
Accumulated other comprehensive loss	(224)	(231)
Treasury stock (at cost 4,688,000 and 3,501,000 shares)	(290)	(194)
Total shareholders’ equity	7,252	6,367
Total liabilities and shareholders’ equity	$107,353	$97,968